POWER OF ATTORNEY

     The undersigned directors of Baird Funds, Inc. (the "Corporation") hereby appoint Glen F. Hackmann, Brett R. Meili, and Leonard M. Rush as attorneys-in-fact and agents, with the power to execute and to file any of the documents referred to below relating to the initial registration of the Corporation as an investment company under the Investment Company Act of 1940, as amended (the "Act") and the registration of the Corporation's securities under the Securities Act of 1933, as amended (the "Securities Act") including the Corporation's Registration Statement on Form N-1A, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority, including applications for exemptive order rulings. Each of the undersigned grants to each of the said attorneys-in-fact full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

     The undersigned directors hereby execute this Power of Attorney as of this 14th day of August, 2000.


Name                                                        Title

/s/ John W. Feldt
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John W. Feldt                                               Director

/s/ Stephen A. Roell
--------------------------
Stephen A. Roell                                            Director

/s/ George C. Kaiser
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George C. Kaiser                                            Director

/s/ G. Fredrick Kasten
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G. Frederick Kasten                                         Director